                                                  Exhibit 99.1

Ocean Power Technologies Announces Election of Two New Directors

Pennington, NJ – May 9, 2016 -- Ocean Power Technologies, Inc. (Nasdaq: OPTT) (“OPT” or “the Company”), a leading wave energy technology company, announced today that Steven M. Fludder and Robert K. Winters were elected to the Board of Directors effective May 5, 2016.

Mr. Fludder brings more than 30 years of global executive leadership in energy and infrastructure markets. He is currently Chief Executive Officer with alpha-En, a publicly traded innovative clean technology company focused on enabling next generation battery technologies by developing high purity lithium products. Prior to alpha-En, Mr. Fludder was Chief Executive of AECOM’s global Energy and Water practice. Prior to AECOM, he was Senior Executive Vice President, Division General Manager and Samsung group officer where he was head of worldwide sales and marketing for Samsung Engineering, a global engineering, procurement and construction (EPC) firm serving a broad range of energy industries including power, oil & gas, petrochemicals, and metallurgy. He was subsequently President of Samsung Techwin Power Systems Division. Prior to Samsung, Mr. Fludder served as a Vice President and General Electric corporate officer where he led GE’s companywide environmental business initiative “ecomagination”. Earlier in his career at GE, Mr. Fludder held executive leadership roles in the Water, Energy Services, Energy China, and Aircraft Engines divisions. He has significant experience scaling and growing energy related technology businesses through start-ups, acquisitions and turnarounds. Mr. Fludder holds a Master’s degree in Mechanical Engineering from the Massachusetts Institute of Technology, a Bachelor’s degree in Mechanical Engineering from Columbia University, and a second Bachelor of Science degree from Providence College.

Mr. Winters brings 25 years of experience and expertise in global equity and fixed income markets. Currently, Mr. Winters is an Executive Vice President and the General Manager of Alpha IR Group’s New York City office. Alpha IR Group is a holistic investor relations consulting firm that provides strategic counsel and informs the decision-making of America’s leading public companies. Prior to Alpha IR, Mr. Winters was a Partner and Portfolio Manager with Zesiger Capital Group, a New York City based investment management firm, where he sourced and managed investments for a nearly $1 billion global portfolio. Prior to Zesiger Capital Group, Mr. Winters was a Managing Director and Senior Natural Resource Analyst at Bear Sterns and Company for almost 10 years, where he focused on energy, metals, and mining. Mr. Winters also worked as an equity research analyst for Credit Suisse First Boston and started his career as an international trader analyst with Kilpatrick & Cody in Washington, D.C. Mr. Winters’ experience has focused on small-cap and mid-cap companies, including working with management teams to provide strategic and tactical advice around improving corporate performance. Mr. Winters is a graduate of Georgetown University with a Bachelor of Arts in International Relations and History.

Terence J. Cryan, Chairman of the Board of OPT, commented, “We are pleased to welcome Steven and Robert to the OPT Board of Directors. Steve brings a broad range of executive, commercial, operational, and technical experience in alternative energy and traditional energy markets. Bobby brings broad experience in company and industry analysis, portfolio management, investor relations, and business strategy and communications for small-cap and mid-cap companies. Both Steve and Bobby’s experience and backgrounds will further enhance and round out the expertise of our Board. We believe their strong experience will help us execute our business strategy. We look forward to their contributions.”

About Ocean Power Technologies

Headquartered in Pennington, New Jersey, Ocean Power Technologies (Nasdaq: OPTT) is a pioneer in renewable wave-energy technology that converts ocean wave energy into electricity. OPT's proprietary PowerBuoy® technology is based on a modular design and has undergone periodic ocean testing since 1997. OPT specializes in advanced autonomous (not grid connected), cost-effective, and environmentally sound ocean wave based power generation and management technology.

 Forward-Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue" and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

CONTACT: Company:
Mark A. Featherstone
Chief Financial Officer
Ocean Power Technologies, Inc.
Phone: (609) 730-0400

Investor Relations:
Andrew Barwicki
Barwicki Investor Relations Inc.
Phone: (516) 662-9461
E-mail: andrew@barwicki.com